Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

HUNTER MARITIME ACQUISITION CORP.

As Adopted November 14, 2016

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board of Directors”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board of Directors.

Section 2.2 Annual Meetings. The annual meeting of shareholders of the Corporation shall be held on such date and at such time and place as the Board of Directors may determine for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by law or the Articles of Incorporation, as amended and restated from time to time (the “Articles of Incorporation”), may be called for any purpose or purposes at any time only by (i) the Chief Executive Officer of the Corporation or (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors which states the purpose or purposes thereof. No other person or persons are permitted to call a special meeting, unless otherwise prescribed by law or the Articles of Incorporation. No business may be conducted at the special meeting other than business brought before the meeting by the Board of Directors. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the Corporation designated by the Board of Directors to deliver the notice of such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 2.4 Chairman at Meetings. The Chairman of the Board of Directors (the “Chairman”) or, in the Chairman’s absence, another person designated by the Board of Directors, shall act as the Chairman at any meeting of shareholders.

Section 2.5 Notice of Meetings. Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, or telefax at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat and to each shareholder who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Section 2.6 Fixing of Record Date. The Board of Directors may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, or more than sixty (60) days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

Section 2.7 Quorum. Unless otherwise (a) required by applicable law or the Articles of Incorporation or (b) specified in these bylaws, the holders of one-third of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.10 of this Article II, until a quorum shall be present or represented.

Section 2.8 Nature of Business at Annual Meetings of Shareholders.

(a) No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.8 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.8 of this Article II.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

(c) To be timely a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder along with such shareholder’s tax identification number, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 2.8 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 3.4 of Article III of these bylaws for such nomination or nominations to be properly brought before such meeting.

(e) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.8 of this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.9 Voting. If a quorum is present, and except as otherwise expressly provided by law, the Corporation’s Articles of Incorporation or these bylaws, the affirmative vote of a majority of the votes cast by holders of shares of stock present in person or represented by proxy at the meeting and entitled to vote thereat, shall be the act of the shareholders. At any meeting of shareholders, each shareholder entitled to vote any shares on any matter to be voted upon as such meeting shall be entitled to one (1) vote on such matter for each such share of stock held by such shareholder, and may exercise such voting right either in person or by proxy. Any action required to be permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 2.10 Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 2.5 of this Article II.

ARTICLE III

DIRECTORS

Section 3.1 Board Powers. The business, affairs and property of the Corporation shall be managed by, or under the direction of, the Board of Directors, as provided in the Articles of Incorporation.

Section 3.2 Number. The number of directors is determined according to the Articles of Incorporation. At any time that the Board of Directors is comprised of at least three members, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Articles of Incorporation. Any director may resign at any time upon written notice to the Corporation. The directors need not be residents of the Marshall Islands nor shareholders of the Corporation.

Section 3.3 Election of Directors. Directors shall be elected as specified in the Articles of Incorporation.

Section 3.4 Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation, with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 of this Article III and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.4 of this Article III.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders.

(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder along with such shareholder’s tax identification number, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of companies other than foreign private issuers pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f) Notwithstanding any other provisions of the Articles of Incorporation, or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these bylaws), the vote of not less than two-thirds of the entire Board of directors shall be required to amend, alter, change or repeal this Section 3.4 of this Article III.

Section 3.5 Removal.

(a) Removal of directors is governed by the Articles of Incorporation.

(b) No proposal by a shareholder to remove a director shall be voted upon at a meeting of the shareholders unless such shareholder has given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and fifty (150) days nor more than one hundred eighty (180) days prior to the one-year anniversary date of the immediately preceding annual meeting of the shareholders. To be in proper written form, a shareholder’s notice must set forth: (a) a statement of the grounds, if any, on which such director is proposed to be removed, (b) evidence reasonably satisfactory to the Secretary of such shareholder’s status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder, and (c) a list of the names and addresses of other shareholders of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such shareholder.

(c) No shareholder proposal to remove a director shall be voted upon at an annual meeting of the shareholders unless proposed in accordance with the procedures set forth in this Section 3.5 of this Article III. If the Chairman of the meeting determines, based on the facts, that a shareholder proposal to remove a director was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these bylaws, and such defective proposal shall be disregarded.

Section 3.6 Vacancies. Any vacancies in the Board of Directors shall be governed by the Articles of Incorporation.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman, a majority of the Board of Directors, or any officer of the Corporation who is also a director. The Secretary shall call a special meeting of the Board of Directors upon written request directed to either of them by any two directors stating the time, place, and purpose of such special meeting. Special meetings of the Board of Directors shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 3.9 Notice of Special Meetings. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail or telefax to his last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 3.10 Quorum. Except as otherwise required by law or the Articles of Incorporation, a majority of the directors at the time in office, present in person or by proxy or by conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum for the transaction of business.

Section 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the Marshall Islands Business Corporations Act (the “BCA”), by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.12 Voting. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the vote of the majority of the directors, present in person, by proxy, or by conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, at a meeting at which a quorum is present shall be the act of the directors. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing.

Section 3.13 Committees of the Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board of Directors or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of Directors on the Board of Directors, or (v) remove any Director. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the directors of the Corporation, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolutions or as provided for in these bylaws, except that only the executive committee may have and exercise the powers of the Board of Directors. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors. Vacancies in membership of such committees shall be filled by vote of the Board of Directors. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board of Directors when requested.

Section 3.14 Compensation of Directors and Members of Committees. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

ARTICLE IV

OFFICERS

Section 4.1 Number of Designation. The Board of Directors shall appoint a Secretary and such other officers with such duties as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands, and may be, but are not required to be, directors. Officers of the Corporation shall be natural persons except the Secretary may be a corporate entity. Any two or more offices may be held by the same natural person.

Section 4.2 Further. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors or any duly authorized committee thereof. Each officer shall hold office until his or her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal, or otherwise. Any officer may be removed by the Board of Directors at any time with or without cause. Any vacancy in any office may be filled for the unexpired portion of the term of such office by the Board of Directors, or if the vacancy is an office that the Chief Executive Officer has been empowered to appoint, the Chief Executive Officer.

Section 4.3 Authority and Duties. Unless otherwise specified herein, each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.

Section 4.4 Secretary. Unless otherwise decided by the Board of Directors, the Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. If the Secretary is a corporation, the duties of the Secretary may be carried out by any authorized representative of such corporation.

Section 4.5 Bond. The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE V

CERTIFICATES FOR SHARES

Section 5.1 Form and Issuance. The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors or in uncertificated form as permitted by the BCA. Certificates shall be signed by any two of the following persons: the Chairman, Chief Executive Officer, Chief Financial Officer, Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. Shares may also be represented in uncertificated form, and, specifically, the Corporation may issue shares to be represented in any manner permitted or required by the rules of the stock exchange on which the shares of the Corporation may be listed.

Section 5.2 Transfer. The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 5.3 Loss of Stock Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VI

DIVIDENDS

Section 6.1 Dividends. Dividends may be declared upon the capital stock of the Corporation in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.

Section 6.2 Dividend Record Date. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification of Directors and Officers and Advancement of Expenses. The Corporation may, to the extent authorized by the Corporation’s Articles of Incorporation, provide rights to indemnification and to the advancement of expenses to the Corporation’s directors and officers.

Section 7.2 Indemnification of Employees and Agents and Advancement of Expenses. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in the Articles of Incorporation to directors and officers of the Corporation.

Section 7.3 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these bylaws or the Corporation’s Articles of Incorporation.

ARTICLE VIII

CORPORATE SEAL

The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.

ARTICLE X

AMENDMENTS

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal these bylaws of the Corporation by a vote of not less than a majority of the entire Board of Directors, unless otherwise provided in these bylaws.